UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2021

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Incentive Plan

On August 9, 2021, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) approved the terms of the Company’s 2021 Incentive Plan (the “2021 Incentive Plan”), with input from the Compensation Committee of the Board (the “Committee”). The 2021 Incentive Plan provides for the payment of incentive cash bonuses to the management of the Company and its subsidiary, DNA Genotek, Inc. (including the Company’s named executive officers (“NEOs”)), based on performance during 2021.

Bonus Pool Funding.

Pursuant to the 2021 Incentive Plan, incentive cash bonuses may be paid out of a cash pool to be funded based on the Company’s achievement of a financial objective. In past years, the Company had adopted funding objectives for both consolidated revenues and operating income with a greater level of funding assigned to the revenue objective. Because the Company believes revenue performance is the key factor in 2021 to increasing value for the stockholders, the Company elected to establish consolidated revenues as the sole financial objective (the “Revenue Objective”) for bonus pool funding for 2021.

Under the 2021 Incentive Plan, Threshold, Target and Maximum performance levels were established for the Revenue Objective. As indicated below, the amount of bonus pool funding will vary depending on the performance level achieved for the Revenue Objective, with the lowest amount of funding occurring at the Threshold level and higher funding amounts occurring at the Target and Maximum performance levels. The Threshold, Target and Maximum performance levels reflect increasing growth rates in consolidated revenues over revenues reported for 2020. The Threshold performance level for the Revenue Objective reflects the Company’s Operating Plan or budget for 2021.

Achievement of the Target performance level will result in funding of 100% of aggregate target bonuses for all participants in the 2021 Incentive Plan (the “Target Funding Amount”), assuming a historically normal range or mix of individual performance assessments for those participants (i.e. Outstanding, Exceeds, Meets or Does Not Meet). Achievement of the Threshold performance level will result in funding of 50% of the Target Funding Amount. Achievement of the Maximum performance level will result in funding at 200% of the Target Funding Amount. Based on the foregoing, preliminary pool funding under the 2021 Incentive Plan could be as follows, depending on the performance level for the Revenue Objective:

Poof Funding By Performance Level
Threshold	Target	Maximum
$2.3 Million	$4.6 Million	$9.2 Million

Performance below Threshold will accrue no bonus pool funding. Performance between Threshold and Target and Target and Maximum performance levels, will result in pro-rated funding on a linear basis.

The Committee and the Board have the discretion to approve bonus pool funding less than or in excess of amounts generated by the formula set forth in the 2021 Incentive Plan; provided that the amount of any such discretionary adjustments are limited.

Payments from the Bonus Pool.

Specific bonus payments from the pool to the Company’s senior management (other than the CEO) will generally depend on an evaluation of the participant’s achievement of individual performance objectives for 2021. The bonus payment for the CEO will be based on an assessment of the Company’s overall performance. Bonus payments will be based on target bonus amounts, which are expressed as a percentage of annual base salary. Targets for the Company’s NEOs are set forth below, were established with input from an independent executive compensation consultant engaged by the Committee, and are similar to bonus targets offered at medical diagnostic and healthcare companies comparable to the Company.

Title	Target Payouts (% of Base Salary)
President and CEO	85%
CFO	50%
Executive Vice President and General Counsel	40%
Senior Vice President	35%

Based on an assessment of performance, as described above, bonus payments of 100% of a participants’ target may be awarded for a “Meets Requirements” assessment, bonus payments of 101% - 125% of target may be awarded for an “Exceeds Requirements” assessment and bonus payments of 125% - 150% of target may be awarded for an “Outstanding” assessment. Awards may be adjusted on a pro rata basis as determined in the Committee’s or Board’s discretion to the extent any participant is employed for only a portion of the year.

The Committee recommends for Board approval any bonus awards for the CEO. The CEO recommends individual awards for the other NEOs for approval by the Committee. The Committee and the Board shall have the right, in their sole discretion, to reject any or all of the recommended bonus awards or approve different bonus awards, even if the bonus pool has been funded and any and all applicable performance criteria have or have not been satisfied, based on the business conditions of the Company or other factors deemed relevant by the Committee or Board. All bonus awards under the 2021 Incentive Plan are subject to the Company’s Compensation Recoupment Policy (i.e., clawback policy).

Long-Term Incentive Policy and 2020 Award Performance Measures

On August 9, 2021, the Board also approved, with input from the Committee, performance measures for the performance-vested restricted units (“PRUs”) awarded to executives under the Company’s Long-Term Incentive Policy (the “LTIP”) for performance during 2020 (the “2020 PRUs”). Under the LTIP and the Company’s Stock Award Plan (the “Award Plan”), annual incentive equity awards are made to the Company’s senior management on an annual basis. The 2020 PRUs were originally granted to executives in February 2021. The following describes the terms of the LTIP and the performance measures approved for the 2020 PRUs:

General

The purpose of the LTIP is to establish a framework for granting annual incentive equity awards to the Company’s senior management (including the “NEOs”) that are performance-based and competitive in the marketplace. In addition, awards under the LTIP are intended to help align the actions of management with the interests of our stockholders.

Equity awards under the LTIP are made on an annual basis, and are discretionary and subject to approval by the Committee and/or Board. Awards to individual participants under the LTIP are based on an evaluation of a number of factors, including:

•
A periodic assessment of practices of comparable companies.
•
Organizational level of the executive.
•
Performance of the executive.
•
Relative contribution of the executive to the organization.
•
History of the executive’s equity awards with the Company.
•
Other factors that the President/CEO, the Committee and/or the Board deem important.

Each participant’s individual performance for the applicable year is evaluated against his or her individual performance objectives for that year. A fully satisfactory or “Meets Requirements” performance is typically the threshold requirement to receive an equity award under the LTIP. Awards below this performance level may be considered on an exception basis in the discretion of the Committee and/or the Board.

Value of Awards.

The value of an equity award is initially calculated as a percentage of the participant’s annual base salary based on performance during the applicable year. The following guidelines are used to determine the size of awards for the NEOs:

	Award as a % of Annual Base Salary
Title	Threshold	Target	Maximum
President and CEO	250%	300%	350%
Chief Financial Officer	105%	140%	175%
Executive Vice President and Senior Vice President, General Counsel	95%	125%	155%
Other Senior Vice Presidents	70%	90%	115%

The ranges of percentages set forth above reflect levels that the Committee believes represent an appropriate long-term incentive compensation value for each executive. These ranges were developed from a competitive assessment of long-term incentive awards at peer group companies developed by the Committee in consultation with an independent compensation consultant.

Once the aggregate dollar value of an award is established by applying the appropriate percentage to a participant’s base salary, the award is converted into shares based on a valuation of the restricted stock or PRUs as of the date of grant (the “Award Amount”). Restricted stock and PRUs are valued based on the average of the high and low stock price on the grant date as reported on the NASDAQ Stock Market. Fractional shares are rounded up to the next whole share.

Structure of Awards.

Annual awards to the NEOs will consist of fifty percent (50%) PRUs and fifty percent (50%) time-vested restricted stock (“RS”). The PRU portion will vest only if (i) the participant remains employed by the Company for three years following the date of grant and (ii) the performance measures determined by the Committee and/or Board are met. The time-vested RS portion of each annual award will vest in equal annual installments over the three-year period following the grant date, subject to the recipient’s continued employment by the Company.

Vesting of NEO awards will be accelerated upon a change of control or in the event of the death or disability of the participant (with PRUs vesting at target or pro-forma performance levels if the termination event occurs prior to the end of a performance period or at actual levels when a performance measure has already been met, as determined by the Committee or Board), and shall otherwise be subject to the terms of applicable employment agreements and the Company’s standard terms and conditions for equity awards.

Performance Awards.

In past years, PRUs included a portion that was subject to achievement of a consolidated net product sales or net revenue performance measure for the three fiscal year period beginning with the year of award (“Revenue Target”) and the remaining portion was subject to meeting an annual consolidated earnings per share or income before income taxes performance measure for the year of award (each, an “Earnings Target”). The performance targets for the PRUs are determined by the Committee and/or Board for each annual award. Because the Committee and/or Board retain discretion to select performance measures that are different than the Revenue Target or Earnings Target or that cover different portions of the PRUs, these terms are subject to change with each annual award of PSUs.

2020 PRUs.

In approving the performance measures for the 2020 PRUs, the Board exercised its authority to change the structure of the awards from that adopted in the past. Because of potential variability in the Company’s future financial performance, primarily related to sales of COVID-19 diagnostic and collection products and operating expenses related thereto, the Board adopted a single cumulative consolidated revenue performance measure (the “Revenue Measure”) for the 2020 PSUs. Threshold, Target and Maximum levels were selected for the Revenue Measure based on the low, base and high case forecasts reflected in the Company’s current long range plan for the period 2021- 2023 (the “Performance Period”). As a general matter, if the cumulative revenues for the Performance Period were to fall below the Threshold level, none of the 2020 PSUs will vest.

The Board also decided to adopt a relative total shareholder return (“TSR”) modifier which will be applied to the cumulative revenues generated during the Performance Period in order to determine an adjusted revenue amount (the “Adjusted Revenue Amount”). TSR for a company is a measure, expressed as a percentage, of the appreciation in the company’s stock price plus any dividends paid by the company. A relative TSR is a comparative ranking of a company’s TSR against the TSRs of other companies. For purposes of the 2020 PRUs, the relative TSR is a ranking of the Company’s TSR against the TSRs of companies included in the peer group used by the Board and Committee for executive compensation benchmarking purposes. In order to determine the Adjusted Revenue Amount, the Board adopted a relative TSR modifier that will range from 85% to 115% depending on the ranking of the Company’s TSR in the peer group. As a result, the Company’s actual cumulative revenues for the Performance Period will be adjusted, by application of the relative TSR modifier, by an amount ranging from a reduction of 15% up to an increase of 15%, depending on the Company’s relative TSR for the Performance Period.

Consistent with past practice, the number of shares to be paid in settlement of the 2020 PRUs will depend on the degree to which the Revenue Measure is met and the degree to which that performance is modified to reflect the Company’s relative TSR. Applying the factors, the final amount of shares paid will range from 50% to 150% of the Award Amount for the 2020 PSUs.

Other Terms.

Awards may be adjusted on a pro rata basis to the extent an employee is employed for only a portion of a year. The CEO will recommend individual awards for all participants (other than himself) to the Committee based on the factors described above. The Committee will evaluate the performance of the CEO and recommend for Board approval appropriate awards in accordance with the LTIP and such evaluation. All awards are discretionary and the Committee and Board may approve or disapprove any recommended award, in whole or in part, and may approve awards within or outside of the ranges indicated above, in their sole discretion, based on circumstances occurring at the time of the award and other factors. Awards may also be proportionately adjusted if necessary to reflect burn rate limits, overhang targets or other similar restrictions. In addition, the terms of the awards, including the value and number of shares and any performance measures, may be equitably adjusted by the Committee to reflect unusual or non-recurring events affecting the Company, such as recapitalizations, mergers, consolidations, reorganizations, changes affecting the Company’s common stock, or other factors deemed appropriate by the Committee. All awards under the LTIP are subject to the Company’s Compensation Recoupment Policy.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: August 13, 2021	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Chief Compliance Officer